UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 10, 2014

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 15, 2014, Radian Group Inc. (the “Company”) issued a press release announcing that C. Robert Quint, Executive Vice President and Chief Financial Officer intends to retire from his current role on December 31, 2014. After the end of 2014, Mr. Quint will remain with the Company and serve as its Executive Vice President of Finance through his retirement from the Company on March 31, 2015. Beginning April 1, 2015, Mr. Quint will assume a consulting role with the Company through the end of 2015 to further assist with the transition.

(c) The Company’s December 15, 2014 press release also announced that, effective January 1, 2015, J. Franklin Hall will become the Company’s Executive Vice President and Chief Financial Officer. Mr. Hall, 46, began his career at Ernst & Young LLP. Most recently he served in a number of different roles with First Financial Bancorp, including serving as Executive Vice President and Chief Financial Officer from 2005 until 2012, and then as Executive Vice President, Chief Financial Officer and Chief Operating Officer from 2012 until 2013.

There is no arrangement or understanding between Mr. Hall and any other person pursuant to which he was selected as Executive Vice President and Chief Financial Officer. He does not have any family relationship with any director, executive officer or person nominated or chosen to become a director or executive officer. Other than his employment relationship, Mr. Hall does not have a direct or indirect material interest in any transaction in which the Company is a participant.

On December 10, 2014, the Company entered into a letter agreement with Mr. Hall setting forth the terms of Mr. Hall’s employment with the Company in connection with his appointment as Executive Vice President and Chief Financial Officer effective January 1, 2015 (the “Hall Letter Agreement”). Set forth below is a description of the Hall Letter Agreement, which is qualified in its entirety by reference to the full text of the Hall Letter Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Pursuant to the Hall Letter Agreement, Mr. Hall will receive the following compensation during the term of his employment: (1) an annual base salary of $400,000; (2) eligibility to participate in the Company’s short-term incentive/medium-term incentive program (the “STI/MTI Plan”), or any successor plan, with a target incentive award (the “Target Incentive Award”) equal to 100% of his base salary; and (3) eligibility to participate in any long-term equity incentive programs established by the Company for its senior level executives, including the Radian Group Inc. 2014 Equity Compensation Plan, or any successor plan, with a target level award of $500,000 for the 2015 performance year grant, in each case, with amounts and targets subject to review and change for future periods as determined by the Compensation and Human Resources Committee of the Company’s Board of Directors. Mr. Hall will also receive relocation assistance in connection with his relocation to the Philadelphia area and will be provided with vacation, holiday, and sick leave, at levels commensurate with those provided to other senior executives of the Company, and he may participate in the Company’s other employee benefit plans, in accordance with their terms.

In connection with the Hall Letter Agreement, Mr. Hall also entered into an Executive Severance Agreement and a Restrictive Covenants Agreement with the Company, both of which are effective as of January 1, 2015. Under the Executive Severance Agreement, if Mr. Hall’s employment is terminated by the Company for any reason other than Cause or Disability or by Mr. Hall for Good Reason (as such terms are defined in the Executive Severance Agreement), Mr. Hall will be entitled to the following:

(i)	An amount equal to 150% of his base salary if termination occurs on or before December 31, 2015 or 100% of his base salary if termination occurs thereafter, which amount will be paid over an eighteen (18) month period if termination occurs on or before December 31, 2015, or a twelve (12) month period if termination occurs thereafter, in either case in accordance with the Company’s normal payroll practices;

(ii)	An amount equal to a percentage (either 150% if termination occurs on or before December 31, 2015 or 100% if termination occurs thereafter) of Mr. Hall’s Target Incentive Award under the STI/MTI Plan, or any successor plan, for the year in which the termination occurs, which amount will be paid in one lump sum payment on the thirtieth (30th) day following the termination date; and

(iii)	An amount equal to Mr. Hall’s Target Incentive Award for the year in which the termination occurs multiplied by a fraction, the numerator of which is the number of days that Mr. Hall was employed by the Company during the year of termination and the denominator of which is 365, which amount will be paid in one lump sum payment on the thirtieth (30th) day following the termination date.

In order to receive any severance amounts under the Executive Severance Agreement, Mr. Hall must execute a general release of claims against the Company and its affiliates. The Executive Severance Agreement does not provide for accelerated vesting of equity awards granted to the Mr. Hall or for a tax gross up if amounts payable under the Agreement would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code. In addition, under both the Executive Severance Agreement and the Restrictive Covenants Agreement, Mr. Hall has agreed not to compete with the Company and not to solicit the Company’s employees or customers for a period of twelve (12) months following termination of his employment for any reason.

Further, pursuant to the Executive Severance Agreement, the Company has agreed to: (i) reimburse Mr. Hall for the monthly cost of continued health coverage for him and his spouse and dependents under the Company’s health plan for any period during which severance payments are continuing to be made, and (ii) provide executive outplacement services for up to twelve (12) months after termination.

The Executive Severance Agreement has an initial term ending on December 31, 2015 and will automatically renew for successive one (1) year terms unless the Company provides prior written notice of nonrenewal at least 45 days prior to the end of the applicable term. The foregoing summary is not a complete description of the Hall Letter Agreement, the Executive

Severance Agreement or the Restrictive Covenants Agreement and is qualified in its entirety by reference to the full text of these Agreements, which are filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, effective as of December 10, 2014, between Radian Group Inc. and J. Franklin Hall (including Attachment A – Severance Agreement and Attachment B – Restrictive Covenant Agreement)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: December 15, 2014	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, effective as of December 10, 2014, between Radian Group Inc. and J. Franklin Hall (including Attachment A – Severance Agreement and Attachment B – Restrictive Covenant Agreement)